EXHIBIT 23.1

Consent of Experts

Denali Enterprises

Daleco Resources Corporation
120 North Church Street
West Chester, PA 19280

Re: Consent of Denali Enterprises

Gentlemen:

I hereby consent to the reference to Denali Enterprises in the Daleco Resources Corporation's Annual Report on Form 10-KSB in the section entitled: **Interest of Named Experts and Counsel,** and the inclusion of information presented in our report pertaining to the potential quantities of industrial minerals located on the mineral claims controlled by Clean Age Minerals, Inc. a wholly owned subsidiary of Daleco Resources Corporation located in the states of New Mexico, Texas and Utah.

Denali Enterprises

By: JR Harrison
Jim Harrison

Dated: 12/21/05

EXHIBIT 23.2

Consent of Experts

exhibit 23.2

HALL ENERGY, INC.
P.O. Box 218
Magnetic Springs, OH 43036
937-348-2275 (office) 937-348-2270 (fax)

December 22, 2005

Mr. Gary Novinskie
Daleco Resources Corporation
120 North Church Street
West Chester, PA 19380

Re: **Letter of Consent**

Dear Mr. Novinskie,

I hereby consent to the reference to Hall Energy, Inc., in the Daleco Resources Corporation's Annual Report on Form 10-KSB in the section entitled "Interest of Named Experts and Counsel" and the inclusion of information presented in our report pertaining to the potential quantities of industrial natural gas associated with the interests operated and/or controlled by DRI Operating Company, a wholly owned subsidiary of Daleco Resources Corporation, located in the states of Pennsylvania and West Virginia.

Sincerely,

Jon Hall, P.E.

Jon Hall, P.E.
President

EXHIBIT 23.3

Consent of Experts

NETHERLAND, SEWELL & ASSOCIATES, INC.

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

I hereby consent to the reference to Netherland, Sewell & Associates, Inc. in the Daleco Resources Corporation's Annual Report on Form 10-KSB in the section entitled: Interest of Named Experts and Counsel, and the inclusion of information presented in our report pertaining to the potential quantities of reserves of oil and natural gas associated with the interests operated and/or controlled by Westlands Resources Corporation, a wholly owned subsidiary of Daleco Resources Corporation located in the states of Texas and Oklahoma.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By: [signature]

C.H. (Scott) Rees III
President and Chief Operating Officer

Dallas, Texas
December 29, 2005